EXHIBIT 3.8

                                   INSCI CORP.
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                                 by amendment to

CERTIFICATE OF DESIGNATIONS, NUMBER, POWERS, CONVERSION RIGHTS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       and
CERTIFICATE OF DESIGNATIONS, NUMBER, POWERS, CONVERSION RIGHTS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SERIES B CONVERTIBLE PREFERRED STOCK

         INSCI CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         1. That the CERTIFICATE OF DESIGNATIONS, NUMBER, POWERS, CONVERSION RIGHTS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SERIES A PREFERRED STOCK (the "Series A Certificate of Designation") of the Corporation was filed in the office of the Secretary of State of the State of Delaware on March 6, 2001 as an amendment to the Corporation's Certificate of Incorporation.

         2. That the Board of Directors of the Corporation, pursuant to a meeting of said Board of the Directors held on March 5, 2003, duly adopted resolutions authorizing and directing the following amendments to the Series A Certificate of Designation, in accordance with the provisions of Section 151 of The General Corporation Law of the State of Delaware:

         a. RIGHT, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK.,
         (d) CONVERSION., (i) RIGHT TO CONVERT. is hereby amended by deleting the language "two (2)" in the first sentence thereof and replacing it with "11.81818".

          b. RIGHT, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK., (d) CONVERSION., (i) RIGHT TO CONVERT. is further amended by deleting the number "$0.65" in the second sentence thereof and replacing it with "$0.11".

         3. That the CERTIFICATE OF DESIGNATIONS, NUMBER, POWERS, CONVERSION RIGHTS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SERIES B CONVERTIBLE PREFERRED STOCK, of the Corporation was filed in the office of the Secretary of State of the State of Delaware on June 26, 2001 as an amendment to the Corporation's Certificate of Incorporation.


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          4. That the Board of Directors of the Corporation, pursuant to a meeting of said Board of the Directors held on March 5, 2003, duly adopted resolutions authorizing and directing an increase in the number of shares designated as Series B Convertible Preferred Stock, from one hundred thousand (100,000) shares to two hundred thousand (200,000) shares, in accordance with the provisions of Section 151 of The General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Henry Nelson, its President and Chief Executive Officer as of this 31st day of March, 2003.


                                INSCI CORP.


                                By:  /S/ Henry F. Nelson
                                ------------------------------------------
                                Name: Henry Nelson
                                Its: President and Chief Executive Officer


ATTEST:

--------------------
Its:

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